Exhibit 10.13(a)

FIRST AMENDMENT OF LEASE

This First Amendment of Lease (“First Amendment”) entered into this 16th day of October, 2001, by and between ONE CAMPUS ASSOCIATES, L.L.C., a Delaware limited liability company, with offices at c/o Gale & Wentworth Real Estate Advisors, L.L.C., 200 Campus Drive, Suite 200, Florham Park, New Jersey 07932 (“Lessor”) and CENDANT OPERATIONS, INC., a Delaware corporation, having an address at One Campus Drive, Parsippany, New Jersey 07054 (“Lessee”).

WHEREAS, Lessor and Lessee entered into a lease dated December 29, 2000 (the “Lease”) for approximately 377,000 square feet of space located in the building known as and located at One Campus Drive, Parsippany, New Jersey (the “Building”); and

WHEREAS, Lessee has retained the services of Gale & Wentworth Construction Services, LLC (“Contractor”) to construct certain leasehold improvements at the Building; and

WHEREAS, the Lease incorrectly states that Landlord is a New Jersey limited partnership; and

WHEREAS, Lessor and Lessee mutually desire to modify certain provisions of the Lease.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The Preamble to the Lease is modified to reflect that Landlord is a Delaware limited liability company.

2.	Effective May 2, 2001, Lessor is authorized by Lessee to make payments pursuant only to Lessee’s direction to the Contractor, for services and materials covered by the Work Allowance (as defined in Section 58 of the Lease).

3.	Lessee shall submit to Lessor on or before the twenty-fifth (25th) day of each month, (a) copies of unpaid invoices covered by the Work Allowance and/or (b) Lessee’s affidavit setting forth (i) the costs for which the applicable portion of the Work Allowance is sought for payment to the Contractor and (ii) that said costs have been incurred for occupancy-related expenses or moving expenses (“Allowable Expenses”).

4.	Lessor will render payment to the Contractors in connection with the Allowable Expenses on or before the fifteenth (15th) day of each month following the payment request by Lessee pursuant to Paragraph 3 hereof. Notwithstanding the foregoing, Lessor shall only render payment for invoices received by Lessor by October 25, 2001. Lessee shall be solely responsible* for the payment of all invoices not received by Lessor by October 25, 2001.

*	subject to reimbrusement of the undisbursed Work Allowance pursuant to Section 5 below,

5.	All disbursements made by Lessor pursuant to Section 58 of the Lease, as amended herein, will reduce the remaining Work Allowance on a dollar for dollar basis by the amounts disbursed by Lessor for Allowable Expenses. The undisbursed Work Allowance shall be paid by Lessor to Lessee no later than November 15, 2001. Under no circumstances shall the Work Allowance exceed Four Million and 00/100 Dollars ($4,000,000.00).

6.	Section 58 of the Lease is hereby modified to divide the approximately 207,000 gross rentable square feet of space comprising Phase II into Phase II A consisting of 41,667 gross rentable square feet (“Phase II-A”) and Phase II B consisting of 165,333 gross rentable square feet of space (Phase II-B”).

7.	Lessor delivered, and Lessee accepted, Phase II-A on August 8, 2001, to fulfill Lessor’s obligations pursuant to Section 58 of the Lease regarding Phase II-A.

8.	Lessor delivered, and Lessee accepted, Phase II-B on August 14, 2001, to fulfill Lessor’s obligations pursuant to Section 58 of the Lease regarding Phase II-B.

9.	The provisions of Section 58 of the Lease which provide a Rent abatement to Lessee for late delivery of Phase II of the Building by certain dates, to be amortized over the first twelve (12) months of the Lease, are deleted in their entirety and replaced with the following:

Lessee shall receive a Rent abatement for Basic and Additional Rent for the first twenty three (23) days in December, 2001 (the “December Abatement”). Lessee’s sole obligation for Basic and Additional Rent for the month of December, 2001, shall be for the period December 24th through December 31, 2001.

10.	The December Abatement provided to Lessee pursuant to Paragraph 9 hereof, satisfies Lessor’s obligations for late delivery of Phase II to Lessee under Section 58 of the Lease.

11.	Except as otherwise provided in this First Amendment, all defined terms contained in this First Amendment shall, for the purposes hereof, have the same meanings ascribed to them in the Lease.

12.	Lessor and Lessee represent that the undersigned officers of their respective corporations have been duly authorized to enter into this First Amendment of Lease in accordance with the terms, covenants and conditions set forth herein.

13.	This First Amendment may not be changed orally, but only by a writing signed by both Lessor and Lessee.

14.	The mailing or delivery of this document or any draft of this document by Lessor or its agent to Lessee, its agent or attorney shall not be deemed an offer by Lessor on the terms set forth in this document or draft, and this document or draft may be withdrawn or modified by Lessor or its agent at any time and for any reason. The purpose of this section is to place Lessee on notice that this document or draft shall not be effective, nor shall Lessee have any rights with respect hereto, unless and until Lessor shall execute and accept this document. No representations or promises shall be binding on the parties hereto except those representations and promises contained in a fully executed copy of this document or in some future writing signed by Lessor and Lessee.

15.	Except as expressly modified herein, the Lease shall remain in full force and effect. In the event of a conflict between the provisions of this First Amendment and the Lease, the provisions of this First Amendment shall control.

16.	The within First Amendment shall be construed and enforced in accordance with Section 34 of the Lease.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

ATTEST:	LESSOR:

ONE CAMPUS ASSOCIATES, L.L.C.

Illegible	BY:	/s/ Christopher F. Sameth
	Name:	Christopher F. Sameth
	Title:	Authorized Representative

ATTEST:	LESSEE:

CENDANT OPERATIONS, INC.

/s/ Donna L. Madsen	BY:	/s/ Thomas F. Anderson
	Name:	Thomas F. Anderson
	Title:	Vice President

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